70 Maxess Road ● Melville, NY 11747
631-396-5000 ● Fax: 631-396-5060

FOR IMMEDIATE RELEASE

NU HORIZONS ELECTRONICS CORP. REPORTS FOURTH QUARTER
AND RECORD FULL-YEAR RESULTS FOR FISCAL 2007

•	Full Year Net Sales increased 31% to a record $737 million
•	Full Year Diluted EPS increased 89% to 53 cents per share

MELVILLE, N.Y., May 8, 2007 --- Nu Horizons Electronics Corp. (Nasdaq/NM: NUHC), a leading distributor of electronic components, today reported financial results for the fourth quarter and year ended February 28, 2007.

For the fiscal year ended February 28, 2007, net sales from continuing operations increased to $737.5 million from $561.3 million in the comparable period last year, an increase of 31%. Net income for fiscal 2007 increased 103% to $9.9 million, compared with a net income of $4.9 million in the same period last year. Diluted earnings per share increased 89% to $.53

Net sales for the fourth quarter increased to $170.1 million from $164.1 million for the comparable period last year, an increase of 4%. Net income for the current quarter was $0.9 million or $.05 per diluted share, compared with a net income of $2.1 million or $.11 per diluted share in the same period last year.

Effective March 1, 2007, the Company adopted the new accounting rules on expensing stock compensation per Financial Accounting Standards No. 123R on a prospective basis. The results of operations for the year ended February 28, 2007, includes a charge for stock compensation expense, which amounts to approximately $.01 per share in the fourth quarter and $.03 per share for the full fiscal year 2007.

Arthur Nadata, Chairman of the Board and Chief Executive Officer of Nu Horizons states, “We are happy to report record net sales and earnings per share for fiscal 2007 notwithstanding the softness in the electronic components market which negatively impacted the fourth quarter. Our worldwide investments in adding and upgrading sales and engineering personnel continue to contribute to our record growth. Our global footprint now includes offices in North America, Asia, England, Australia and now Germany, which opened in May, 2007. Design activity continues to be robust and we believe our customers continue to see the value of our design creation model.”

Mr. Nadata concluded, "We are very pleased with our growth in fiscal 2007. We have successfully increased sales, expanded franchised lines and expanded market share. We are excited about opportunities in fiscal 2008 and look forward to further expansion on a global basis."

NUHC Reports Fourth Quarter and Fiscal Year End 2007 Results	Page 2

A conference call to further discuss earnings will be held today at 4:15 pm ET. The call can be accessed by dialing 1-800-500-0311, (international, dial 1-719-457-2698). A telephone replay of the call will be available beginning at 7:00 pm ET at (888)-203-1112 (international, dial 1- 719-457-0820) Please refer to confirmation code 5427847. A webcast of the call will also be available, online (both live and after the call), at www.nuhorizons.com.

About Nu Horizons Electronics Corp.
Nu Horizons Electronics Corp. is a leading global distributor of advanced technology semiconductor, display, illumination and system solutions to a wide variety of commercial original equipment manufacturers (OEMs) and Electronic Manufacturing Services providers (EMS). With sales facilities in 51 locations across North America, Europe and Asia and regional logistics centers throughout the globe, Nu Horizons partners with a limited number of best-in-class suppliers to provide in-depth product development, custom logistics and life-cycle support to its customers. Information on Nu Horizons and its services is available at http://www.nuhorizons.com

Except for historical information contained herein, the matters set forth in this news release are forward looking statements. When used in this press release, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to Nu Horizons or its management, identify forward-looking statements. Such forward-looking statements are based on the current beliefs of Nu Horizons’ management, as well as assumptions made by and information currently available to its management. Forward-looking statements involve certain risks and uncertainties that could cause actual results to differ from those in the forward looking-statements. Potential risks and uncertainties include such factors as the level of business and consumer spending for electronic products, the amount of sales of the Company’s products, the competitive environment within the electronics industry, the ability of the Company to continue to expand its operations, the level of costs incurred in connection with the Company’s expansion efforts and the financial strength of the Company’s customers and suppliers. Investors are also directed to consider other risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission. Such statements reflect our current view with respect to the future and are subject to these and other risks, uncertainties and assumptions relating to Nu Horizons’ financial condition, results of operations, growth strategy and liquidity. The Company does not undertake any obligation to update its forward-looking statements.

Company Contact:
Kurt Freudenberg, Chief Financial Officer
Nu Horizons Electronics Corp.
kurt.freudenberg@nuhorizons.com
631-396-5000

(Tables Follow)

NUHC Reports Fourth Quarter and Fiscal Year End 2007 Results	Page 3

NU HORIZONS ELECTRONICS CORP.
Consolidated Statements of Operations

	For the Years Ended February 28		For the Three Months Ended February 28
	2007	2006	2007	2006

NET SALES	$737,463,000	$561,291,000	$170,101,000	$164,092,000

COSTS AND EXPENSES
Cost of sales	624,518,000	472,542,000	143,605,000	138,700,000
Operating expenses	93,511,000	78,091,000	24,524,000	21,483,000
	718,029,000	550,633,000	168,129,000	160,183,000

INCOME FROM OPERATIONS	19,434,000	10,658,000	1,972,000	3,909,000

OTHER (INCOME) EXPENSE
Interest expense	3,850,000	3,298,000	921,000	1,191,000
Interest income	(580,000)	(371,000)	(45,000)	(124,000)
	3,270,000	2,927,000	876,000	1,067,000

INCOME BEFORE PROVISION FOR INCOME TAXES AND MINORITY INTEREST	16,164,000	7,731,000	1,096,000	2,842,000

Provision for income taxes	5,826,000	2,560,000	77,000	735,000

INCOME BEFORE MINORITY INTERESTS	10,338,000	5,171,000	1,019,000	2,107,000

Minority interest in earnings of subsidiary	425,000	287,000	157,000	18,000

NET INCOME	$9,913,000	$4,884,000	$862,000	$2,089,000

NET INCOME PER COMMON SHARE:

Basic	$.55	$.29	$.05	$.12

Diluted	$.53	$.28	$.05	$.11

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	17,871,671	17,111,102	18,158,034	17,431,482
Diluted	18,641,475	17,704,373	18,926,647	18,276,162

(more)

NUHC Reports Fourth Quarter and Fiscal Year End 2007 Results	Page 4

NU HORIZONS ELECTRONICS CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

-ASSETS-
CURRENT ASSETS:	February 28, 2007	February 28, 2006
Cash	$4,747,000	$10,873,000
Accounts receivable - less allowances of $4,985,000 and $4,702,000, respectively	119,946,000	98,418,000
Inventories	119,311,000	125,178,000
Prepaid expenses and other current assets	4,454,000	1,746,000
TOTAL CURRENT ASSETS	248,458,000	236,215,000

PROPERTY, PLANT AND EQUIPMENT - NET	3,381,000	3,614,000

OTHER ASSETS:
Cost in excess of net assets acquired	8,332,000	-
Subordinated note receivable	-	2,000,000
Other assets	4,055,000	1,645,000

TOTAL ASSETS	$264,226,000	$243,474,000

-LIABILITIES AND SHAREHOLDERS' EQUITY-

CURRENT LIABILITIES:
Accounts payable	$62,410,000	$48,352,000
Accrued expenses	8,579,000	4,515,000
Bank credit line (accounts receivable financing)	2,327,000	-
Income taxes payable	3,927,000	1,525,000
TOTAL CURRENT LIABILITIES	77,243,000	54,392,000

LONG-TERM LIABILITIES:
Revolving credit line	30,000,000	50,600,000
Due to seller	3,378,000	-
Deferred income taxes	2,369,000	1,339,000
TOTAL LONG-TERM LIABILITIES	35,747,000	51,939,000

MINORITY INTERESTS IN SUBSIDIARIES	1,912,000	1,487,000

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Preferred stock, $1 par value, 1,000,000 shares authorized; none issued or outstanding	-	-
Common stock, $.0066 par value, 50,000,000 shares authorized; 18,158,034 and 17,431,482 shares issued and outstanding for 2007 and 2006, respectively	120,000	115,000
Additional paid-in capital	50,670,000	46,924,000
Retained earnings	98,521,000	88,608,000
Other accumulated comprehensive income (foreign currency translation adjustment)	13,000	9,000
TOTAL SHAREHOLDERS’ EQUITY	149,324,000	135,656,000

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$264,226,000	$243,474,000

# # #